UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 7, 2015

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City
Shouguang City, Shandong, 262700, P.R. China

 (Address of principal executive offices and zip code)

+86 (536) 567-0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 7, 2015, Gulf Resources, Inc. (“Gulf Resources” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China, announced the assessment results of natural gas resources under its bromine well in Sichuan.

According to the report, the major results of the study are as follows:

•	The well is located in the West Wing of Penglai South tectonic fault zone.

•	The geological horizon well depth is shallow.

•	Based on drilling, testing, logging display, and perforation test results, Penglai South structure has preferable natural gas reservoir properties.

•	The complexity analysis shows that natural gas containing total 93.1% of methane and ethane.

•	The well should be able to have a trial production output of 52,186 cubic meters per day with 19.34MPa flowing pressure from bottom well.

Based on the assessment report, the Company estimates this well should produce annual revenue of approximately US$4.7 million and annual net income approximately US$2.3 million per year.

The Company intends to apply for permission to begin trial production, which is expected to commence in the third quarter of 2015. The Company has already spent US$7.85 million and will spend another US$2 million on the well before trial production commences.

After the trial production is completed, the Company intends to apply for permission to drill approximately 10 more wells. Before this permission is granted, the government will consider the trial production results as well as the capabilities and financial strength of the Company. However, because Gulf Resources is the first company drilled well in this small county area after Chinese National Petroleum Corporation discovered rich proven geological natural gas reserves in Moxi block, it believes it has a strong advantage to obtain permission. The cost of future wells expected to be lower than the cost of the initial well.

There is no guarantee that the Company will receive permission to drill these additional wells. Nor is there any guarantee that future wells will produce the same result as the original well. However, given the results of the study as well as natural gas discoveries in neighboring areas, Gulf Resources is optimistic about the opportunity.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: May 11, 2015